Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Second Quarter 2020 Financial Results
Software Revenues Up 46%; Cloud ARR Surpasses $300 million

SAN FRANCISCO - August 21, 2019 - Splunk Inc. (NASDAQ: SPLK), delivering actions and outcomes from the world of data, today announced results for its fiscal second quarter ended July 31, 2019.

Second Quarter 2020 Financial Highlights

•	Software revenues were $350 million, up 46% year-over-year.

•	Total revenues were $517 million, up 33% year-over-year.

•	GAAP operating loss was $87 million; GAAP operating margin was negative 16.8%.

•	Non-GAAP operating income was $47 million; non-GAAP operating margin was 9.0%.

•	GAAP loss per share was $0.67; non-GAAP income per share was $0.30.

•	Operating cash flow was negative $129 million with free cash flow of negative $141 million.

“I am excited by our strong quarter, tremendous cloud growth, and our agreement to acquire SignalFx. I am particularly pleased with how quickly we are accelerating our business transformation to cloud, and the impact cloud is having on our customers,” said Doug Merritt, president and CEO, Splunk.

“With year-over-year revenue growth of 80% and ARR now over $300 million, the strength of our cloud business is driving a faster transition to a renewable software model,” said Jason Child, CFO, Splunk. “By the end of the year, we expect that virtually all new software sales will be cloud or term license-based.”

Business Highlights

Customers:

•	Signed almost 500 new enterprise customers.

•
New and Expansion Customers Include: ABB (Switzerland), Condé Nast, Cox Automotive, Denny’s, DoorDash, Duke University, Gatwick Airport (England), Harvard Business School, Jump Operations, NATO (Belgium), Nubank (Brazil), The Pennsylvania State University, United States Postal Service, Verizon Media Group, Zoom

Corporate:

•
Splunk to Acquire Cloud Monitoring Provider SignalFx: Splunk continues to invest in technologies in growth categories that help our customers deliver business outcomes with data. SignalFx is a SaaS leader in real-time monitoring and metrics for cloud infrastructure, microservices and applications. Following the acquisition, Splunk will provide leading solutions in observability and application performance monitoring (APM) for organizations at every stage of their cloud journey, from cloud-native apps to homegrown on-premises applications.

•
Splunk and Partners Make The World More Secure: Deloitte Risk & Financial Advisory and Splunk expanded our strategic relationship as Deloitte’s Fusion Managed Services offerings now incorporate Splunk Phantom, which provides automated security monitoring and response to help clients address evolving cyber threats. Splunk also announced a new integration with AWS Security Hub at AWS re:Inforce. With AWS Security Hub, Splunk Enterprise and Splunk Phantom integrations help accelerate detection, investigation and response to potential threats within AWS security environments.

•
World-Class Leadership: Splunk’s executive team continues to be recognized for their contributions to the global technology ecosystem. Splunk president and CEO Doug Merritt was named by Ernst & Young as a winner of the Entrepreneur of the Year 2019 Award in Northern California; SC Magazine named Splunk GM and senior vice president of Security Markets, Haiyan Song a ‘security veteran luminary’ in its annual Women in Security issue; and Splunk CFO Jason Child was named to the San Francisco Business Times’ 2019 “CFO of the Year” list.

•
Splunk Embraces New Technologies To Support Next-Generation Data: As organizations around the world continue to introduce emerging technology like blockchain, Splunk is building new tools that enable customers to turn that data into business outcomes. The new Splunk App for Hyperledger Fabric gives customers visibility and analytics into hyperledger technologies.

•
Turn Data Into Doing at .conf19: Splunk announced the first round of breakout sessions for .conf19: the 10th Annual Splunk Users Conference. Over 12,000 attendees are expected to descend on Las Vegas to learn more about how their companies can transform business with data. Register for .conf19, taking place from October 21-24, on the Splunk website.

Financial Outlook

The company is providing the following guidance for its fiscal third quarter 2020 (ending October 31, 2019):

•	Total revenues are expected to be approximately $600 million.

•	Non-GAAP operating margin is expected to be approximately 16%.

The company is updating its previous guidance for its fiscal year 2020 (ending January 31, 2020):

•	Total revenues are expected to be approximately $2.30 billion (was approximately $2.25 billion).

•	Non-GAAP operating margin is expected to be approximately 14% (unchanged from previous guidance).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, and amortization of acquired intangible assets.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2020 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through August 28, 2019 by dialing (855) 859-2056 and referencing Conference ID 1267496.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding trends in Splunk’s revenue composition, including cloud revenue and transition to a renewable model, statements regarding the SignalFx acquisition and the related benefits, Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal third quarter and fiscal year 2020 in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, the market for data-related products, future growth, momentum, strategy, technology and product innovation, expectations for our industry and business, customer demand, customer success and feedback, expected benefits and scale of our products and expected attendance at our user conference .conf19. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services; Splunk’s transition to a multi-product software and services business; risks associated with Splunk’s acquisition of SignalFx, including delays in the timing of receipt of regulatory approvals and delays in closing; and Splunk’s inability to successfully integrate acquired businesses and technologies, such as SignalFx; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2019, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations ask questions, get answers, take actions and achieve business outcomes from their data. Organizations use market-leading Splunk solutions with machine learning to monitor, investigate and act on all forms of business, IT, security, and Internet of Things data. Join millions of passionate users and try Splunk for free today.

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2019 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Richard Brewer-Hay
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenues
License	$279,279	$200,668	$482,141	$339,643
Maintenance and services	237,279	187,635	459,267	360,299
Total revenues	516,558	388,303	941,408	699,942
Cost of revenues
License	5,936	5,671	11,618	10,795
Maintenance and services	92,372	78,077	182,513	150,923
Total cost of revenues	98,308	83,748	194,131	161,718
Gross profit	418,250	304,555	747,277	538,224
Operating expenses
Research and development	134,110	106,739	263,400	193,096
Sales and marketing	298,773	243,830	577,734	461,866
General and administrative	72,264	57,844	138,026	108,586
Total operating expenses	505,147	408,413	979,160	763,548
Operating loss	(86,897)	(103,858)	(231,883)	(225,324)
Interest and other income (expense), net
Interest income	16,415	3,564	32,761	6,751
Interest expense	(24,104)	(2,058)	(47,121)	(4,131)
Other income (expense), net	(654)	(336)	(1,193)	(471)
Total interest and other income (expense), net	(8,343)	1,170	(15,553)	2,149
Loss before income taxes	(95,240)	(102,688)	(247,436)	(223,175)
Income tax provision (benefit)	5,632	811	8,865	(1,177)
Net loss	$(100,872)	$(103,499)	$(256,301)	$(221,998)

Basic and diluted net loss per share	$(0.67)	$(0.71)	$(1.71)	$(1.54)

Weighted-average shares used in computing basic and diluted net loss per share	150,306	145,030	149,723	144,306

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2019	January 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,672,005	$1,876,165
Investments, current	903,864	881,220
Accounts receivable, net	408,908	469,658
Prepaid expenses and other current assets	83,033	73,197
Deferred commissions, current	77,616	78,223
Total current assets	3,145,426	3,378,463
Investments, non-current	94,009	110,588
Operating lease right-of-use assets	215,228	—
Property and equipment, net	94,869	158,276
Intangible assets, net	77,417	91,622
Goodwill	503,388	503,388
Deferred commissions, non-current	64,705	64,766
Other assets	292,528	193,140
Total assets	$4,487,570	$4,500,243
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,924	$20,418
Accrued compensation	179,846	226,061
Accrued expenses and other liabilities	176,075	125,641
Deferred revenue, current	645,370	673,018
Total current liabilities	1,027,215	1,045,138
Convertible senior notes, net	1,673,569	1,634,474
Operating lease liabilities	191,471	—
Deferred revenue, non-current	160,888	204,929
Other liabilities, non-current	587	95,245
Total non-current liabilities	2,026,515	1,934,648
Total liabilities	3,053,730	2,979,786
Stockholders’ equity
Common stock	151	149
Accumulated other comprehensive loss	(3,484)	(2,506)
Additional paid-in capital	2,918,277	2,754,858
Accumulated deficit	(1,481,104)	(1,232,044)
Total stockholders’ equity	1,433,840	1,520,457
Total liabilities and stockholders’ equity	$4,487,570	$4,500,243

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(100,872)	$(103,499)	$(256,301)	$(221,998)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,726	12,751	27,141	24,167
Amortization of deferred commissions	23,850	17,089	53,882	32,877
Amortization of investment premiums (accretion of discounts)	(2,786)	(361)	(5,645)	(537)
Amortization of debt discount and issuance costs	20,090	—	39,095	—
Stock-based compensation	123,013	105,043	246,076	199,664
Deferred income taxes	(164)	114	(184)	(125)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(123,608)	(39,214)	60,750	156,362
Prepaid expenses and other assets	(92,449)	1,362	(110,349)	(21,937)
Deferred commissions	(29,762)	(28,644)	(53,214)	(43,360)
Accounts payable	2,391	4,068	5,316	2,990
Accrued compensation	16,562	32,602	(46,215)	(11,833)
Accrued expenses and other liabilities	20,511	20,599	17,395	6,259
Deferred revenue	527	11,614	(71,689)	(12,518)
Net cash provided by (used in) operating activities	(128,971)	33,524	(93,942)	110,011
Cash flows from investing activities
Purchases of investments	(250,298)	(175,756)	(539,723)	(198,631)
Maturities of investments	243,170	173,051	541,595	347,176
Acquisitions, net of cash acquired	—	(110,740)	—	(394,910)
Purchases of property and equipment	(11,534)	(5,562)	(26,434)	(7,858)
Other investment activities	(875)	—	(1,250)	(4,375)
Net cash used in investing activities	(19,537)	(119,007)	(25,812)	(258,598)
Cash flows from financing activities
Proceeds from the exercise of stock options	196	241	556	1,354
Proceeds from employee stock purchase plan	34,482	24,201	34,482	24,201
Taxes paid related to net share settlement of equity awards	(48,686)	—	(117,693)	(779)
Repayment of financing lease obligation	—	(629)	—	(1,218)
Net cash provided by (used in) financing activities	(14,008)	23,813	(82,655)	23,558
Effect of exchange rate changes on cash and cash equivalents	(708)	(475)	(1,751)	(1,237)
Net decrease in cash and cash equivalents	(163,224)	(62,145)	(204,160)	(126,266)
Cash and cash equivalents at beginning of period	1,835,229	481,826	1,876,165	545,947
Cash and cash equivalents at end of period	$1,672,005	$419,681	$1,672,005	$419,681

Splunk Inc. | www.splunk.com

Splunk Inc.
Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss) and net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions, and non-cash interest expense related to convertible senior notes that were issued in the fiscal third quarter of 2019. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The non-GAAP tax rate applied to the three and six months ended July 31, 2019 was 20%. Splunk expects to utilize this annual non-GAAP tax rate for all of fiscal 2020 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. The applicable fiscal 2019 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures includes free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to a financing lease obligation, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions, and non-cash interest expense related to convertible senior notes from the applicable non-GAAP financial measures because these expenses are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$(128,971)	$33,524	$(93,942)	$110,011
Less purchases of property and equipment	(11,534)	(5,562)	(26,434)	(7,858)
Free cash flow (non-GAAP)	$(140,505)	$27,962	$(120,376)	$102,153
Net cash used in investing activities	$(19,537)	$(119,007)	$(25,812)	$(258,598)
Net cash provided by (used in) financing activities	$(14,008)	$23,813	$(82,655)	$23,558

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cost of revenues	$98,308	$(10,939)	$(5,876)	$—	$—	$81,493
Gross margin	81.0%	2.1%	1.1%	—%	—%	84.2%
Research and development	134,110	(41,393)	(249)	—	—	92,468
Sales and marketing	298,773	(50,458)	(955)	—	—	247,360
General and administrative	72,264	(23,578)	—	—	—	48,686
Operating income (loss)	(86,897)	126,368	7,080	—	—	46,551
Operating margin	(16.8)%	24.4%	1.4%	—%	—%	9.0%
Income tax provision	5,632	—	—	—	6,028	11,660
Net income (loss)	$(100,872)	$126,368	$7,080	$20,090	$(6,028)	$46,638
Net income (loss) per share (1)	$(0.67)					$0.30
_________________________

(1)
GAAP net loss per share calculated based on 150,306 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,440 diluted weighted-average shares of common stock, which includes 5,134 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Acquisition-related adjustments	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$83,748	$(9,438)	$(5,353)	$304		$—	$—	$69,261
Gross margin	78.4%	2.5%	1.4%	(0.1)%		—%	—%	82.2%
Research and development	106,739	(34,518)	(268)	507		—	—	72,460
Sales and marketing	243,830	(47,020)	(652)	1,147		—	—	197,305
General and administrative	57,844	(17,440)	—	248		(2,730)	—	37,922
Operating income (loss)	(103,858)	108,416	6,273	(2,206)		2,730	—	11,355
Operating margin	(26.7)%	27.9%	1.6%	(0.6)%		0.7%	—%	2.9%
Income tax provision	811	—	—	—		—	2,105	2,916
Net income (loss)	$(103,499)	$108,416	$6,273	$(151)	(2)	$2,730	$(2,105)	$11,664
Net income (loss) per share (1)	$(0.71)							$0.08
_________________________

(1)
GAAP net loss per share calculated based on 145,030 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 151,441 diluted weighted-average shares of common stock, which includes 6,411 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Includes $2.1 million of interest expense related to the financing lease obligation.

(3)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cost of revenues	$194,131	$(22,613)	$(11,798)	$—	$—	$159,720
Gross margin	79.4%	2.3%	1.3%	—%	—%	83.0%
Research and development	263,400	(84,838)	(498)	—	—	178,064
Sales and marketing	577,734	(103,862)	(1,910)	—	—	471,962
General and administrative	138,026	(45,124)	—	—	—	92,902
Operating income (loss)	(231,883)	256,437	14,206	—	—	38,760
Operating margin	(24.6)%	27.2%	1.5%	—%	—%	4.1%
Income tax provision	8,865	—	—	—	3,595	12,460
Net income (loss)	$(256,301)	$256,437	$14,206	$39,095	$(3,595)	$49,842
Net income (loss) per share (1)	$(1.71)					$0.32
_________________________

(1)
GAAP net loss per share calculated based on 149,723 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,619 diluted weighted-average shares of common stock, which includes 5,896 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Acquisition-related adjustments		Income tax effects related to non-GAAP adjustments (4)	Non-GAAP
Cost of revenues	$161,718	$(18,987)	$(9,603)	$616		$—		$—	$133,744
Gross margin	76.9%	2.7%	1.4%	(0.1)%		—%		—%	80.9%
Research and development	193,096	(62,756)	(546)	996		—		—	130,790
Sales and marketing	461,866	(92,860)	(830)	2,317		—		—	370,493
General and administrative	108,586	(34,727)	—	482		(6,034)		—	68,307
Operating loss	(225,324)	209,330	10,979	(4,411)		6,034		—	(3,392)
Operating margin	(32.2)%	29.8%	1.6%	(0.6)%		0.9%		—%	(0.5)%
Income tax provision (benefit)	(1,177)	—	—	—		3,313	(3)	(1,560)	576
Net income (loss)	$(221,998)	$209,330	$10,979	$(287)	(2)	$2,721		$1,560	$2,305
Net income (loss) per share (1)	$(1.54)								$0.02
_________________________

(1)
GAAP net loss per share calculated based on 144,306 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 150,537 diluted weighted-average shares of common stock, which includes 6,231 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

(2)	Includes $4.1 million of interest expense related to the financing lease obligation.

(3)	Represents the partial release of the valuation allowance.

(4)	Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Splunk Inc. | www.splunk.com